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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[  ]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                                    PML, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X ]  No fee required
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
         1)   Title of each class of securities to which transaction applies:
         2)   Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         4)   Proposed maximum aggregate value of transaction:
         5)   Total fee paid:
[  ]  Fee paid previously with preliminary materials.
[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)   Amount Previously Paid:
         2)   Form, Schedule or Registration Statement No.:
         3)   Filing Party:
         4)   Date Filed:

                                    PML, INC.

                                  -------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held October 29, 2002

The Annual Shareholder Meeting of PML, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, October 29, 2002 at 5:30 p.m., local time, at the Company's offices located at 27120 SW 95th Avenue, Wilsonville, Oregon 97070, for the following purposes:

         1. To elect four persons to serve as directors until the next Annual Shareholder Meeting and until their successors are duly elected and qualified (Proposal No. 1);

         2. To ratify the selection of Moss Adams LLP as the Company's auditors for the Company's financial statements for the fiscal year ending May 31, 2003 (Proposal No. 2); and

         3. To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on September 25, 2002 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Only shareholders of record of the Company's Common Stock at the close of business on September 25, 2002 are entitled to notice of and to vote at the meeting and any adjournment thereof.

All shareholders are cordially invited to attend the annual meeting, and management will present a review of the Company's operations for the year ended May 31, 2002 and will answer questions from the audience. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, WHICH YOU MAY REVOKE AT ANY TIME PRIOR TO ITS USE. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the meeting in accordance with your proxy. If you attend the meeting, you may revoke your proxy and vote in person.

                                             By Order of the Board of Directors:


                                             /s/ A. RON TORLAND
                                             -----------------------------------
                                             A. Ron Torland
                                             Chairman
Wilsonville, Oregon
September 27, 2002

                                    PML, INC.
                             27120 S.W. 95th Avenue
                            Wilsonville, Oregon 97070


                                 PROXY STATEMENT

         This proxy statement and the accompanying proxy/voting instruction card (proxy card) are being mailed to security holders beginning September 27, 2002 (the "Mailing Date") in connection with the solicitation of proxies by the Board of Directors of PML, Inc. (the "Company") for the Annual Meeting of Shareholders in Wilsonville, Oregon. The meeting will be held on Tuesday, October 29, 2002, at 5:30 p.m., at the Company's corporate headquarters, 27120 S.W. 95th Avenue, Wilsonville, Oregon 97070.

         Only stockholders of record at the close of business on September 25, 2002 (the "Record Date") will be entitled to vote at the meeting. At the close of business on August 31, 2002, there were 1,789,441 outstanding shares of the Company's Class A Common Stock (the "Class A Common Stock") and there were 4,950 shares of the Company's Class A Preferred Stock (the "Class A Preferred Stock"). Each share of Class A Common Stock and the Class A Preferred Stock not in the treasury is entitled to one vote. There is no provision in the Company's Amended and Restated Articles of Incorporation for cumulative voting.

         If shares are not voted in person, they cannot be voted on your behalf unless you give a signed proxy. Even if you expect to attend the annual meeting in person, in order to ensure your representation, please complete, sign, and date the enclosed proxy and mail it promptly in the enclosed envelope. A stockholder giving a proxy pursuant to the present solicitation may revoke it at any time before it is exercised by giving a subsequent proxy or by delivering to the Secretary of the Company a written notice of revocation prior to the voting of the proxy at the annual meeting. If you attend the annual meeting and inform the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used. If you receive two or more proxy cards, please complete, sign, date and return each to complete your representation. All shares represented by each properly executed and unrevoked proxy, in the accompanying form, will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it unusable.

         Votes cast at the annual meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the annual meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any proposal as to which proxies reflect abstentions or broker non-votes, shares represented by such proxies will be treated as not present and not entitled to vote with respect to that proposal. No dissenters' rights apply to any matter to be acted upon at this meeting.

         The cost of this solicitation will be borne by the Company. Solicitations will be made by mail, telephone and personally by certain officers and regular employees of the Company who will not receive additional compensation for solicitation. In addition, Computershare Investor Services will receive approximately $700 to solicit proxies on behalf of the Company. Brokers, nominees and fiduciaries will be reimbursed for out-of-pocket expenses incurred in obtaining proxies or authorizations from the beneficial owners of the Class A Common Stock.

         The purpose of the meeting and the matters to be acted upon are set forth in the foregoing Notice of Annual Meeting of Stockholders which accompanies this Proxy Statement. As of the date of this Proxy Statement, management knows of no other business, which will be presented for consideration at the Annual Meeting. However, if any other business shall properly come before the meeting, votes will be cast pursuant to the proxies in respect of any such other business in accordance with the best judgment of the persons acting under the proxies.


                           CLASS OF VOTING SECURITIES

                                       |
                                       |         Shares Outstanding as of
                Class                  |              August 31, 2002
                -----                  |              ---------------
               Common A                |                1,789,441
               Common B                |                  211,551
       Convertible Preferred A         |                    4,950


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------

         The following table sets forth information with respect to the ownership of issued and outstanding shares of the Company by each director, executive officer, and person known to the Company to be the beneficial owner of more than five (5) percent of any class of the Company's voting securities as of August 31, 2002:

                                                        Amount and
Title of                  Name and Address             Nature(1) of     Percent
 Class                   of Beneficial Owner       Beneficial Interest  of Class

Class A                  Douglas C. & Joanne E. Johnson  266,832(3)       14.9%
Common                   21860 SW 103rd Ct.
                         Tualatin, OR  97062

Class A                  A. Ron Torland                  183,381(2)       10.3%
Common                   10595 SW Kiowa Street
                         Tualatin, OR  97062

Class A                  Craig S. Montgomery             167,243(4)        9.4%
Common                   12600 SE Rachella Ct.
                         Boring, OR  97009

Class A                  Mary Lou Ham                    167,243(5)        9.4%
Common                   8654 SW Hamlet Ct.
                         Tigard, Or 97224

Class A                  Julian G. Torland               164,455(6)        9.2%
Common                   11100 SW North Dakota Street
                         Tigard, OR  97223

Class A                  Marcia Drake                    121,243(7)        6.8%
Common                   28890 S. Beavercreek Road
                         Mulino, OR  97042

Class B                  A. Ron Torland                   142,902         67.5%
Common                   10595 SW Kiowa Street
                         Tualatin, OR  97062

Class B                  Julian G. Torland                 68,649         32.5%
Common                   11100 SW North Dakota Street
                         Tigard, OR  97223

Class A                  Douglas C. & Joanne E. Johnson     1,800(8)      36.3%
Convertible Preferred    21860 SW 103rd Ct.
                         Tualatin, OR  97062

Class A                  Arthur N. & Bessie M. Torland      1,250(9)      25.2%
Convertible Preferred    10755 SW Lucas Dr.
                         Tualatin, OR  97062

Class A                  Julian G. Torland                    700         14.1%
Convertible Preferred    11100 SW North Dakota Street
                         Tigard, OR  97223

Class A                  A. Ron Torland                       300          6.1%
Convertible Preferred    10595 SW Kiowa Street
                         Tualatin, OR  97062

Class A                  Craig S. Montgomery                  300          6.1%
Convertible Preferred    12600 SE Rachella Ct.
                         Boring, OR 97009

Class A                  Marcia Drake                         300          6.1%
Convertible Preferred    28890 S. Beavercreek Rd
                         Mulino, OR 97042

Class A                  Mary Lou Ham                         300          6.1%
Convertible Preferred    8654 SW Hamlet Ct.
                         Tigard, Or 97224

----------

   (1). Except as otherwise indicated, the amounts set forth below include all shares owned directly by the named individuals, by the individuals indirectly through a trust or corporation, or by the individuals' spouses and minor children over which the individual exercises sole or shared voting and investment power.

   (2). Includes 1,000 shares owned by Janice Torland, Ron Torland's wife. Also includes 23,500 shares owned by Kris Cruz, Ron Torland's adult daughter. Ron Torland disclaims any beneficial interests in those shares.

   (3). Includes 96,743 shares owned by Joanne Johnson, Doug Johnson's wife, and 70,500 shares owned by the Johnson children.

   (4).  Includes 70,500 shares owned by the Montgomery children.

   (5). Includes 70,500 shares owned by the Ham children who are adults. Mary Lou Ham disclaims any beneficial interest in these shares.

   (6). Includes 15,000 shares owned by Mary Torland, Julian Torland's wife. Also includes 19,750 shares owned by Julian's adult children. Julian Torland disclaims any beneficial interest in those shares.

   (7). Includes 23,500 shares owned by Marcia Drake's adult son. Marcia Drake disclaims any beneficial interest in these shares.

   (8).  Includes 300 shares owned by Joanne Johnson, Doug Johnson's wife.

   (9). In fiscal 2002, Arthur N. and Bessie M. Torland gifted 300 shares each to Joanne E. Johnson, A. Ron Torland, Craig Montgomery, Marcia Drake, and Mary Lou Ham. Arthur N. and Bessie M. Torland disclaim any beneficial interest in these shares.
----------

         The directors and officers of the Company, as a group, own 396,189 shares of Class A Common Stock, representing 22.1% of that class, 142,902 shares of Class B Common Stock, representing 67.5% of that class, and 2,100 shares of Class A Convertible Preferred Stock, representing 42.4% of that class. There are no arrangements known to management that would result in a change of control of the Company.

         Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the registrant under Rule 16a-3(e) during its most recent fiscal year and Form 5 and amendments thereto furnished to the registrant with respect to its most recent fiscal year, the Company believes that those persons who, at various times during that fiscal year, were directors, officers, or beneficial owners of more than ten percent of any class of equity securities of the Company registered pursuant to Section 12 of the Securities Exchange Act filed on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year and prior fiscal years.

LEGAL PROCEEDINGS
-----------------

         The Company occasionally has been made a party to incidental suits or other legal actions arising in the ordinary course of its business. As previously reported, on September 14, 2000 a complaint was filed naming the Company as a defendant in a lawsuit filed by Bayer Corporation in North Carolina state court. The case, Bayer Corporation v. VWR Scientific Products Corporation and PML Microbiologicals, Inc., alleged breaches of express and implied warranty and products liability claims. Bayer had sought unspecified damages, and PML tendered the claim to its products liability insurance carrier. On July 25, 2002, all matters between the parties were satisfactorily resolved and all claims between and among PML Inc., its subsidiaries, and all plaintiffs relating to allegations that involve PML, Inc. were subsequently dismissed. The settlement agreement had no financial impact on PML's operating results or financial condition in past or future reporting periods.

EXECUTIVE COMPENSATION
----------------------

         The following table sets forth the compensation of all executive officers of the Company for the fiscal year ending May 31, 2002, who received total annual salary and bonuses during that period in excess of $100,000:

                                             SUMMARY COMPENSATION TABLE
                                             --------------------------
----------------------------------------------------------------------------------------------------------------------------------
Name and principal position  Year           Annual Compensation                            Long Term Compensation
                                  ----------- ----------- ---------------- -------------------------------------------------------
                                  Salary ($)   Bonus ($)    Other annual              Awards             Payouts      All other
                                                          compensation ($) ---------------------------- ---------  compensation ($)
                                                                           Restricted    Securities       LTIP
                                                                           stock         underlying     payouts
                                                                           award(s)   options/SARs (#)    ($)
---------------------------- ---- ----------- ----------- ---------------- ---------- ----------------- --------- ----------------

Kenneth L. Minton, CEO       2001   $175,000         -0-               --         --                --        --               --
---------------------------- ---- ----------- ----------- ---------------- ---------- ----------------- --------- ----------------

                             2002   $175,000      32,500               --         --                --        --
---------------------------- ---- ----------- ----------- ---------------- ---------- ----------------- --------- ----------------

         Kenneth L. Minton has an employment agreement with the Company (the "Employment Agreement") that expires on May 31, 2010 and it is reported as
Exhibit 10.1 with the Company's annual report on form 10-KSB for the fiscal year ended May 31, 2002, and it is incorporated herein by reference. The Employment Agreement stipulates Mr. Minton's base salary and any corresponding increases and sets forth his bonus structure and stock option vesting schedule. The Employment Agreement contains a for-cause termination provision and provides for payment upon termination other than for cause equal to the compensation payable under the remaining contract term.

         No officer, director or employee was beneficiary of any long-term compensation or other compensation in excess of the dollar values reflected in item 402(b)(2)(iii)(c) of Regulation S-B. No options were exercised by any of the executive officers. The exercise price of options issued in previous years currently held by officers and directors was not in excess of the fair market value of the underlying security as of August 31, 2002

         There were no other compensatory plans or arrangements that would result in a payment in excess of $100,000 to any named executive officer as a result of a change in control. No director received compensation for services as a director. The Company does not have an audit committee charter; however, due to the limited membership presently serving on the Board of Director, the full Board serves as the audit committee, compensation committee ant nominating committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
----------------------------------------------

         The Company currently leases equipment from Arthur & Bessie Torland, Julian Torland, and Ron Torland, some of whom hold more than ten percent of certain classes of voting securities of the Company under two operating leases. Total rental expense incurred under these two operating leases was approximately $78,000 in both Fiscal 2002 and 2001. (See Note 11 on Notes to Consolidated Financial Statements)

         There are no other transactions, or series of similar transactions, involving amounts in excess of $60,000.

                                   PROPOSAL 1
                               TO ELECT DIRECTORS

         The Company's Bylaws currently provide that no fewer than 3 and no more than 7 directors be elected each year. Each director shall serve for a period of one year, until his or her successor shall be elected, or until removed by a vote of the holders of the majority of the shares entitled to vote at an election of directors. The Board of Directors currently consists of four (4) members. Pursuant to the Company's Articles of Incorporation, holders of common shares, together with the issued and outstanding preferred shares, are entitled to elect 25 percent of the Board of directors, and the holders of Class B Common shares are entitled to elect 75 percent. For the fiscal year ended May 31, 2002, the Company had four (4) regular meetings of the Board of Directors and no special meetings were called. Each director attended all four regular meetings of the Board of Directors`.

NOMINEES FOR ELECTION OF DIRECTORS BY SHAREHOLDERS
--------------------------------------------------

A. Ron Torland - Age 55. Mr. Torland has been employed by the Company or its predecessors since 1970. He became Chairman of the Board in 1988, and prior to that time had been Chief Executive Officer from 1988 to 1996 and President from 1982 to 1988. Mr. Torland also was Treasurer of the Company from 1972 to 1996 and has been a member of the Board of Directors since the Company was incorporated in 1972. In July 1999, Mr. Torland became Secretary of the Company. Mr. Torland holds a Bachelor of Science degree in Business Administration, and served in the United States Army from 1968 to 1970.

Kenneth L. Minton - Age 52. Mr. Minton was hired as the Company's President and Chief Executive Officer in April 1996 and was elected to the Board of Directors in November 1997. He has extensive experience in operations, finance, sales and marketing in several industries. Before joining PML, he was President and Chief Operating Officer of Hind, Inc., a manufacturer and distributor of high-end sports apparel from 1993 to 1996. Prior to that time, Mr. Minton had been a Vice President of Microwave Applications Group, an electronics manufacturer, from 1985 to 1993. Mr. Minton holds a Bachelors of Science degree in Business Administration.

Douglas C. Johnson - Age 46. Mr. Johnson has been a Director of the Company since March 1996. He holds a Bachelor of Arts degree in Music from Fort Wright College in Spokane, Washington, and a Masters degree from the University of Southern California. Mr. Johnson has been a professional opera singer for 13 years, performing in Europe for nine years, returning to the US in 1995 and joining the Company in November 1995. He currently holds a position in the Company as Project Manager. Mr. Johnson is a brother-in-law to A. Ron Torland.

Craig S. Montgomery, Ph.D. - Age 48. Dr. Montgomery has been a Director of the Company since March 1996. He is a licensed clinical psychologist and, from 1983 to 1991, he was Program Director of New Day Center in Portland, Oregon. New Day Center is a residential and outpatient facility for chemical dependency treatment. From 1991 to 1993, Dr. Montgomery was Clinical Supervisor of New Day Center and at the Dual Diagnosis Program at Portland Adventist Hospital and Caremark Behavioral Health Services. Dr. Montgomery now is in private practice. He holds a Masters degree from Pepperdine University and a Ph.D. from the California School of Professional Psychology in San Diego, California. Mr. Montgomery is the step-brother to A. Ron Torland.

No Director of the Company is a director in any other reporting company under the Securities Exchange Act.

                                   PROPOSAL 2

                    TO RATIFY THE SELECTION OF MOSS-ADAMS LLP
                            AS THE COMPANY'S AUDITORS

         The Board of Directors has selected the firm of MOSS-ADAMS LLP to conduct an audit in accordance with generally accepted auditing standards of the Company's consolidated financial statements for the fiscal year ending May 31, 2003. A representative of that firm is expected to be present at the annual meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. Neither the firm nor any partners of the firm has any direct financial interest in the Company or any of its subsidiaries other than as independent auditors. This selection is being submitted for ratification at the meeting. If not ratified, this selection will be reconsidered by the Board, although the Board of Directors will not be required to select different independent auditors for the Company. UNLESS OTHERWISE INSTRUCTED, YOUR PROXY WILL BE VOTED FOR RATIFICATION OF THE SELECTION OF MOSS-ADAMS LLP.

                                 OTHER BUSINESS

         As of the date of this proxy statement, management knows of no other business which will be presented for action at the meeting. If any business requiring a vote of the stockholders should come before the meeting, the persons named in the enclosed form of proxy will vote or refrain from voting in accordance with their best judgment.

                      INFORMATION AVAILABLE TO SHAREHOLDERS

         The Company's 2002 Annual Report on Form 10-KSB is being mailed to shareholders with this proxy statement. Additional copies of the Annual Report may be obtained without charge from the Controller of PML, Inc., 27120 S.W. 95th Avenue, Wilsonville, Oregon 97070. The Controller may be reached by telephone at
(503) 570-2500.

                          PROPOSALS OF SECURITY HOLDERS

         Any proposal of a security holder intended to be presented at the next annual meeting of the Company must be received by the Company for inclusion in the Company's proxy statement by June 1, 2003.

         By order of the Board of Directors:

                                                /s/ A. RON TORLAND
                                                --------------------------------
                                                A. Ron Torland, Chairman
Dated:  September 27, 2002

                                     PROXY


         In order that your vote may be properly tabulated on actions proposed in the enclosed proxy statement at the annual meeting of shareholders of PML, Inc. scheduled for October 29, 2002, please complete the below listed items and return this Proxy to the Secretary of the Company in the envelope provided.

Election of Directors  (Common A and Preferred Shareholders)

[    ]        FOR Kenneth L. Minton, the director proposed to be elected by the holders of the Common Shares.
[    ]        AGAINST Kenneth L. Minton for director.
[    ]        Abstain.

Ratification of Accountants

[    ]        FOR ratification.
[    ]        AGAINST ratification.
[    ]        Abstain.

Other Matters

[    ]        VOTE my shares in accordance with the Board's determination.
[    ]        WITHHOLD my vote on any matters not set forth above.

         In order to ensure proper tabulation, please sign, print your name, and date this Proxy in the spaces provided.

SHAREHOLDER




Signature



Printed Name



Date